Exhibit 10.17

FORM OF SHARE SUBSCRIPTION AGREEMENT

This SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of [●], 2017, by and between BeyondSpring Inc., a Cayman Islands company (the “Company”), and the undersigned (the “Investor”).

WHEREAS, the Company intends to offer and sell ordinary shares, par value $0.0001 per ordinary share, of the Company (the “Ordinary Shares”) to the public and list the Ordinary Shares on the NASDAQ Capital Market (the “IPO”).

WHEREAS, concurrently with the IPO, the Company desires to issue, sell and convey that number of Ordinary Shares determined by dividing $[●] million by the price to the public for one Ordinary Share offered in the IPO, rounded to the nearest whole number, to the Investor, and the Investor desires to purchase such Ordinary Shares from the Company, pursuant to and in accordance with the terms and conditions of this Agreement (such Ordinary Shares to be purchased hereunder, the “Shares”); and

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)            In connection with the IPO, a Registration Statement (as defined below) relating to the offer and sale of Ordinary Shares (other than the Shares) has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; and (ii) been filed with the Commission under the Securities Act. As used in this Agreement:

1.	“Preliminary Prospectus” means the most recent preliminary prospectus relating to the Ordinary Shares included in the Registration Statement prior to the date hereof; and

2.	“Registration Statement” means the registration statement on Form F-1 (File No. 333-214610), as amended as of immediately prior to the date hereof, including the Preliminary Prospectus and all exhibits to such registration statement.

(b)           The Company and each of its subsidiaries have been duly organized, is validly existing and in good standing (where such concept is applicable) under the laws of the jurisdiction of its incorporation or organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(c)           The Shares to be issued and sold by the Company to the Investor hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Preliminary Prospectus, will be issued in compliance with U.S. federal and state securities laws and the laws of the Cayman Islands and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(d)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and except to the extent Section 8 hereof is found to violate public policy.

(e)           The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the certificate of incorporation and memorandum and articles of association (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Preliminary Prospectus.

(g)           Neither the Company nor any of its subsidiaries is, and as of the applicable Closing Date (as defined herein) and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Preliminary Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(h)           The Company is a “foreign issuer” (as defined in Regulation S under the Securities Act).

(i)            To the Company’s knowledge, neither the Company nor any of its affiliates (as defined in Regulation 501 under the Securities Act) nor any person acting on its or their behalf has engaged in any directed selling efforts (as defined in Regulation S under the Securities Act) in connection with the offering of the Shares.

2.      Representations, Warranties and Agreements of the Investor. The Investor represents, warrants and agrees that:

(a)           To the extent the Investor is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Investor and, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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(b)           The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 1 of this Agreement or the right of the Investor to rely thereon.

(c)           The Investor is not a U.S. person (as such term is defined in Regulation S under the Securities Act) and is not acquiring the Shares for the account or benefit of any U.S. person.

(d)           The Investor understands and acknowledges that (i) the Shares have not been registered under the Securities Act, are being sold in reliance upon an exemption from registration afforded by Regulation S and that the Shares have not been registered with any state securities commission or authority and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemption and the eligibility of the Investor to acquire the Shares, and (ii) the Investor will not be afforded the protection of Section 11 of the Securities Act and that, pursuant to Regulation S, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S or Rule 144 under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder.

(e)           The Investor was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement.

(f)           The Investor understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(g)           The transactions contemplated by this Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. person, nor are they part of a plan or scheme to evade the registration provisions of the U.S. federal securities laws.

(h)           The offer leading to the sale evidenced hereby was made in an “offshore transaction.” For purposes of Regulation S, Investor understands that an “offshore transaction” as defined under Regulation S is any offer or sale not made to a person in the United States and either (i) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (ii) for purposes of (A) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (B) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

(i)            Neither the Investor nor any affiliate or any person acting on the Investor’s behalf, has made or is aware of any “directed selling efforts” in the United States, which is defined in Rule 902(c) of Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being offered hereby in reliance on Regulation S.

(j)            The Investor understands that the Company is the seller of the Shares which are the subject of this Agreement, and that, for purposes of Regulation S, a “distributor” is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation S and that an “affiliate” is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. The Investor agrees that the Investor will not act as a distributor, either directly or through any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares other than to a non-U.S. Person.

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(k)           The Investor acknowledges that each certificate, instrument, or book entry representing (i) the Shares and (ii) any other securities issued in respect of the securities referenced in clauses (i) upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION OF THE SECURITIES ACT OF 1933.

The Investor consents to the Company making a notation in its records and giving instructions to any transfer agent of the Shares or such securities in order to implement the restrictions on transfer set forth in this Agreement. Upon receipt of a request from the Investor, the foregoing legend shall be removed from the certificate, instrument or book entry evidencing the Shares and the Company shall, or shall cause its transfer agent to, issue a certificate or certificates evidencing all or a portion of the Shares, as requested by the Investor, without such legend if: (i) such Shares have been resold under an effective registration statement under the Securities Act, (ii) the Investor has provided the Company and its transfer agent with reasonable assurances that such Shares have been transferred in compliance with Rule 144 or Regulation S or (iii) the Investor has provided the Company and its transfer agent with an opinion of counsel reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, stating that such Shares may lawfully be transferred without registration under the Securities Act and that the foregoing legend may be removed following such transfer.

3.      Purchase of the Shares by the Investor. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Shares to the Investor, and the Investor agrees to purchase the Shares from the Company. The Company is not obligated to deliver any of the Shares to be delivered on the Closing Date, except upon payment for all such Shares to be purchased on the Closing Date as provided herein.

4.      Escrow. Before the Closing Date, the Investor shall deposit the sum equal to the purchase price of the Shares (“Escrow Amount”) by wire transfer of immediately available funds into an account designated by Signature Bank to be held and distributed in accordance with the terms of the form of Escrow Agreement attached to this Agreement as Exhibit A (“Escrow Agreement”).

5.      Delivery of and Payment for the Shares. Delivery of and payment for the Shares shall be made on the closing date of the offer and sale of Ordinary Shares pursuant to the Registration Statement (the “Closing Date”). Delivery of the Shares shall be made to the Investor against payment by the Investor of the purchase price of the Shares to the Company upon the release of Escrow Amount in such manner as provided in the Escrow Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Investor hereunder.

6.      Conditions of the Investor’s Obligations. The obligations of the Investor hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the closing of the IPO.

7.      Registration of Shares. If the Company proposes to register its Ordinary Shares under the Securities Act on a form which would permit registration of the Shares for sale to the public, or publicly sell under a shelf registration statement Ordinary Shares, for its own account and/or for the account of any other person, the Company shall have the option to (a) give notice thereof to the Investor and (b) in its sole discretion, include in such registration all or any of the Shares with respect to which the Company has received written requests for inclusion therein within five (5) business days after notice has been given to the Investor at the address provided in Section 10 hereof. Notwithstanding the foregoing, in case of an underwritten offering, the Company shall have the right to reduce the amount of Shares to be included in such offering to the amount recommended by the managing underwriter or underwriters, if in their good faith opinion that the total amount of securities that the Investor, the Company and any other persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering.

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8.      Indemnification.

(a)    The Company hereby agrees that its shall indemnify, defend and hold harmless the Investor, its affiliates and each of their respective, directors, officers, employees, shareholders, representatives and agents (“Indemnified Parties”) from, against and in respect of any damages, losses, charges, liabilities, claims demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, interest and costs and expenses (“Losses”) imposed on, sustained, incurred or suffered by or asserted against any of the Indemnified Parties (whether in respect of third party claims, claims between the parties hereto, or otherwise) directly or indirectly relating to or arising out of any breach by the Company of any of representations, warranty or agreement made by it in this Agreement.

(b)   The Company further agrees to indemnify each of the Indemnified Parties against any all Losses incurred by such Indemnified Party related to or arising from to efforts to enforce or protect its rights under this Agreement, or the exercise of its rights or powers consequent upon or arising out of any breach of this Agreement.

(c)    The remedies set forth in this Section 8 shall be without prejudice to all other rights and remedies that an Indemnified Party may have under applicable law and shall not be the sole and exclusive remedies of any Indemnified Party for any Loss suffered hereunder. Each Indemnified Party shall be entitled to pursue any remedy that is available to it under applicable law.

9.      Termination. The obligations of the parties under this Agreement shall terminate upon the earlier of (i) April 25, 2017 and (ii) the mutual written consent of the parties.

10.     Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)    if to the Investor, shall be delivered or sent by mail, facsimile transmission or email to the address set forth on the signature page hereto;

(b)   if to the Company, shall be delivered or sent by mail, facsimile transmission or email to:

BeyondSpring Inc.
28 Liberty Street, 39th Floor
New York, New York 10005
Facsimile: (646) 882-4228
Email: lan.huang@beyondspringpharma.com
Attention: Lan Huang

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (917) 777-3416
Email: andrea.nicolas@skadden.com
Attention: Andrea L. Nicolas

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

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11.     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Investor, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Indemnified Parties. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.     Survival. The respective indemnities, representations, warranties and agreements of the Company and the Investor contained in this Agreement pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

13.     Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

14.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

15.     Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such lawsuit, action or other proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

16.     Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

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17.     Judgment Currency. The obligation of the Company in respect of any sum due to the Investor or any other Indemnified Party under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Indemnified Party of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Indemnified Party may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Indemnified Party hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Indemnified Party against such Loss. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Indemnified Party hereunder, such Indemnified Party agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Indemnified Party hereunder.

18.     Waiver of Jury Trial. The company and the investor hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

19.     Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.     Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

BeyondSpring Inc.

By:
Name:
Title:

[●]

By:
Name:
Title:

Address:
Facsimile:
Email:
Attention:

Exhibit A

[Form of Escrow Agreement]